UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2013

ADVANCED BIOENERGY, LLC

(Exact name of Registrant as Specified in Charter)

Delaware	000-52421	20-2281511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN		55437
(Address of Principal Executive Offices)		(Zip Code)

763-226-2701

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 18, 2013, the Board of Directors (“Board”) of Advanced BioEnergy, LLC (the “Company”), upon the recommendation of the Board’s compensation committee, in consideration of the contributions made by Richard R. Peterson, the Company’s Chief Executive Officer and Chief Financial Officer (“Peterson”), to the Company (i) during the fiscal year ended September 30, 2012 (ii) in connection with the Company’s completed sale of the assets of its ABE Fairmont, LLC subsidiary (“Asset Sale”), which closed on December 7, 2012, and (iii) otherwise in the calendar year ended December 31, 2012, took a series of actions with respect to Peterson’s compensation and employment.

The descriptions below summarize the Board’s actions and the agreements that the Company entered into with Peterson. These summaries do not purport to be complete and are subject to and qualified in their entirety by reference to these agreements, which are included as Exhibit 10.1, 10.2 and 10.3 in Item 9.01 to this Form 8-K and are incorporated by reference into this Item 5.02.

Amendment to Peterson’s Employment Agreement

The Company and Peterson entered into an Amendment No. 1 dated January 18, 2013 to Peterson’s Second Amended and Restated Employment Agreement (“Employment Agreement”) dated May 11, 2011, under which:

•	Peterson will have a guaranteed extended employment term of 18 months, from December 7, 2012 through June 7, 2014 (the “Extended Term”);

•	If Peterson’s employment is terminated by the Company during the Extended Term for any reason other than “for cause” (as defined in the Employment Agreement), Peterson will be entitled to

•

the salary to which he would otherwise have been entitled during the Extended Term (the “Guaranteed Salary”) payable through the end of the Extended Term, in accordance with Company normal payroll policies and procedures; provided, however, that if Peterson voluntarily resigns for any reason during the Extended Term, Peterson will forfeit the Guaranteed Salary and any severance payments to which he may otherwise have been entitled under the Employment Agreement; and

•

104 weeks (2 years) of Peterson’s weekly base salary amount immediately prior to his termination date (which base salary amount will not be less than $285,000) (the “Severance Payment”) payable in equal installments over two years in accordance with Company normal payroll policies and procedures;

•

Upon Peterson’s Disability (as defined in the Employment Agreement) or death during the Extended Term, the Company will pay Peterson or Peterson’s estate, as applicable, the Severance Payment, but Peterson or Peterson’s estate, as applicable, will not be entitled to receive the Guaranteed Salary: and

•

If Peterson’s employment ends on June 7, 2014, he will be entitled to the Severance Payment. If, however, his employment with the Company extends beyond the Extended Term, Peterson will not be entitled to the Severance Payment, unless the Company and Peterson enter into a new or amended agreement that so provides.

2012 Year End Bonus

The Company agreed to pay Peterson a bonus of $27,500 as the annual performance bonus under Section 3(f) of the Employment Agreement (“2012 Performance Bonus”). The Employment Agreement provides that Peterson is eligible for an annual bonus up to 37% of his base salary, or $105,450, if he achieves certain performance goals. Peterson’s performance goals for 2012 consisted of the following (the “2012 Performance Criteria”): (i) Financial performance of the Company (50%); (ii) Development of management team (10%); (iii) Development of robust benchmarking process (10%); (iv) Refine capital allocation process (10%); (v) Develop appropriate plan for rail car issue (10%); and (vi) Improve board interaction (10%).

The Company did not achieve the financial performance goals, but Peterson achieved significant progress in the other criteria. In awarding this 2012 Performance Bonus, which represents approximately 26.1% of the annual performance bonus that Peterson was eligible to earn, the Board noted that a significant part of Peterson’s ongoing efforts in the period June through September 2012 were focused on the process that led to the Asset Sale, and that Peterson’s ability to achieve the 2012 Performance Criteria was affected by this process.

Asset Sale Transaction Bonus

The Board ratified and approved the payment of a $100,000 bonus that had been paid to Peterson on December 29, 2012, recognizing Peterson’s contributions in connection with the successful closing of the Asset Sale (“Transaction Bonus”).

Cost-Saving Incentive Bonus

The Board approved the payment of a $72,500 bonus, payable immediately, recognizing Peterson’s contributions in implementing cost-saving measures for the calendar year ended December 31, 2012 (Cost-Saving Incentive Bonus”).

Escrow Incentive Bonus

The Board authorized the future payment to Peterson of up to $150,000 (the “Escrow Incentive Bonus”) if the Company receives the maximum of $12.5 million currently in the escrow account created in connection with the Asset Sale. The amount of the Escrow Incentive Bonus will be reduced by $30,000 for each $500,000 of escrow funds drawn by the buyer in the Asset Sale, until such time as the amount of escrow funds due to the Company equals $10 million. Therefore Peterson will no longer be entitled to any Escrow Incentive Bonus if $2.5 million or more are drawn by the buyer.

The Escrow Incentive Bonus will be payable to Peterson no later than 20 business days after the escrow release date. In the event the Company terminates Peterson’s employment other than “for cause” as defined in the Employment Agreement, Peterson will be entitled to the amount of the Escrow Incentive Bonus to which he would otherwise be entitled had he remained employed by the Company at the escrow termination date

Unit Appreciation Right

The Company authorized Unit Appreciation Rights for 200,000 units of membership interest in the Company’s (“UARs”). The UARs have a grant price of $1.15, but the grant price for the UARs will be reduced by any distribution received by the Company’s unit holders from the escrow proceeds or the $10 million of cash reserved by the Company in connection with the Asset Sale. The grant price will also be reduced in the event the escrow proceeds are not distributed to the Company’s unit holders and in certain other circumstances.

The UARs are subject to approval at the Company’s 2013 Annual Meeting of Members.

Agreement Regarding Fiscal 2013 Annual Performance Bonus

The Company and Peterson agreed that the Cost-Savings Bonus, the Escrow Incentive Bonus, and the UAR grant are being awarded to Peterson in lieu of any other Annual Performance Bonus for the Company’s 2013 fiscal year under Section 3(f) of the Employment Agreement, and accordingly, Peterson will not be entitled to any other annual performance bonus for fiscal 2013.

Outstanding Options and Unit Rights

The Letter Agreement dated January 18, 2013 also refers to the amendment and vesting of Peterson outstanding options and unit appreciation rights, which were described in the Form 8-K dated December 13, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Exhibits
10.1	Letter Agreement dated January 18, 2013 between Advanced BioEnergy, LLC and Richard Peterson

10.2	Amendment No 1 dated January 18, 2013 to Second Amended and Restated Employment Agreement dated May 11, 2011 between Advanced BioEnergy, LLC and Richard Peterson

10.3.	Unit Appreciation Right Agreement dated January 18, 2013 between Advanced BioEnergy and Richard Peterson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:	/s/ Richard R. Peterson
Richard R. Peterson
President, Chief Executive Officer and
Chief Financial Officer

Date: January 25, 2013